GOLUB CAPITAL BDC, INC. INVESTOR PRESENTATION QUARTER ENDED SEPTEMBER 30, 2017

Disclaimer 2 Some of the statements in this presentation constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation involve risks and uncertainties, including statements as to: our future operating results; our business prospects and the prospects of our portfolio companies; the effect of investments that we expect to make and the competition for those investments; our contractual arrangements and relationships with third parties; actual and potential conflicts of interest with GC Advisors LLC ("GC Advisors"), our investment adviser, and other affiliates of Golub Capital LLC (collectively, "Golub Capital"); the dependence of our future success on the general economy and its effect on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; the use of borrowed money to finance a portion of our investments; the adequacy of our financing sources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; general economic and political trends and other external factors; the ability of GC Advisors to locate suitable investments for us and to monitor and administer our investments; the ability of GC Advisors or its affiliates to attract and retain highly talented professionals; our ability to qualify and maintain our qualification as a regulated investment company and as a business development company; general price and volume fluctuations in the stock markets; the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder and any actions toward repeal thereof; and the effect of changes to tax legislation and our tax position. Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. You are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the Securities and Exchange Commission (“SEC”), including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and registration statements on Form N-2. This presentation contains statistics and other data that have been obtained from or compiled from information made available by third-party service providers. We have not independently verified such statistics or data. In evaluating prior performance information in this presentation, you should remember that past performance is not a guarantee, prediction or projection of future results, and there can be no assurance that we will achieve similar results in the future.

1. As a supplement to U.S. generally accepted accounting principles (“GAAP”) financial measures, the Company has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee which is not contractually payable under the terms of the Company’s investment advisory agreement with GC Advisors ( the “Investment Advisory Agreement”). The capital gain incentive fee payable as calculated under the Investment Advisory Agreement for the period ended September 30, 2017 is $0. However, in accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. Although this non-GAAP financial measure is intended to enhance investors’ understanding of the Company’s business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP. Refer to slide 4 for a reconciliation to the nearest GAAP measure, net investment income per share. Summary of Quarterly Results 3 Fourth Fiscal Quarter 2017 Highlights − Net increase in net assets resulting from operations (i.e. net income) for the quarter ended September 30, 2017 was $22.5 million, or $0.38 per share, as compared to $20.1 million, or $0.35 per share, for the quarter ended June 30, 2017. − Net investment income for the quarter ended September 30, 2017 was $18.3 million, or $0.31 per share, as compared to $17.8 million, or $0.31 per share, for the quarter ended June 30, 2017. Excluding a $0.8 million accrual for the capital gain incentive fee under GAAP, net investment income for the quarter ended September 30, 2017 was $19.1 million, or $0.321 per share, as compared to $18.4 million, or $0.321 per share, excluding a $0.6 million accrual for the capital gain incentive fee under GAAP for the quarter ended June 30, 2017. − Net realized and unrealized gain on investments and secured borrowings of $4.2 million, or $0.07 per share, for the quarter ended September 30, 2017 was the result of $11.0 million of net realized gains and $6.8 million of net unrealized depreciation. This compares to a net realized and unrealized gain on investments and secured borrowings of $2.3 million, or $0.04 per share, for the prior quarter. − Net asset value per share rose to $16.08 at September 30, 2017 from $16.01 at June 30, 2017 primarily due to earnings in excess of our quarterly distribution. − New middle-market investment commitments totaled $128.9 million for the quarter ended September 30, 2017. Approximately 14% of the new investment commitments were senior secured loans, 85% were one stop loans, and 1% were investments in equity securities. Overall, total investments in portfolio companies at fair value decreased by approximately 6.5%, or $116.8 million, during the quarter ended September 30, 2017, due to an acceleration in repayments. − On November 17, 2017, our Board declared a quarterly distribution of $0.32 per share and a special distribution of $0.08 per share, both payable on December 28, 2017 to holders of record as of December 12, 2017. The special distribution is due to taxable income exceeding distributions over the past year.

Financial Highlights

	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017
Earnings per share	$ 0.30	$ 0.34	$ 0.38	$ 0.35	$ 0.38
Net investment income per share	0.32	0.31	0.30	0.31	0.31
Accrual for capital gain incentive fee per share	0.00	0.01	0.02	0.01	0.01
Net investment income before accrual for capital gain incentive fee per share [1]	0.32	0.32	0.32	0.32	0.32
Net realized/unrealized gain (loss) per share	(0.02)	0.03	0.08	0.04	0.07
Net asset value per share	**15.96**	**15.74**	**15.88**	**16.01**	**16.08**
Distributions paid per share	0.32	0.57[3]	0.32	0.32	0.32

	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017
Investments in Portfolio Companies, at Fair Value (000s)	$ 1,556,384	$ 1,587,523	$ 1,617,875	$ 1,692,929	$ 1,590,000
Investments in Senior Loan Fund LLC ("SLF"), at Fair Value (000s)	$ 104,228	$ 108,779	$ 116,130	$ 108,879	$ 95,015
Total Fair Value of Investments (000s)	$ 1,660,612	$ 1,696,302	$ 1,734,005	$ 1,801,808	$ 1,685,015
Number of Portfolio Company Investments [2]	183	182	185	188	185
Average Investment Size (000s) [2]	$ 8,505	$ 8,723	$ 8,745	$ 9,005	$ 8,595
Fair Value as a Percentage of Principal (Loans)	98.8%	98.8%	98.9%	99.0%	98.9%

1. As a supplement to GAAP financial measures, the Company has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee which is not contractually payable under the terms of the Investment Advisory Agreement. The capital gain incentive fee payable as calculated under the Investment Advisory Agreement for the period ended September 30, 2017 is $0. However, in accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. Although this non-GAAP financial measure is intended to enhance investors' understanding of the Company's business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP.
2. Excludes SLF.
3. Includes a special distribution of $0.25 per share.

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Portfolio Highlights – New Originations

Originations and Net Funds Growth

- New investment commitments totaled $128.9 million for the quarter ended September 30, 2017.
- Total investments at fair value decreased by 6.5%, or $116.8 million, as of September 30, 2017 from June 30, 2017. During the quarter ended September 30, 2017, SLF purchased $26.9 million of investments and unfunded commitments at fair value from GBDC.

Select Portfolio Funds Roll Data (in millions)	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017
New Investment Commitments	$ 179.4	$ 122.7	$ 106.0	$ 241.9	$ 128.9
Exits and Sales of Investments [1]	151.3	93.9	73.2	169.4	251.7
Net Funds Growth [2]	32.1	35.7	37.7	67.8	(116.8)

Asset Mix of New Investments	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017
Senior Secured	14%	22%	53%	11%	14%
One Stop	85%	70%	38%	88%	85%
Second Lien	0%	0%	0%	0%	0%
Subordinated Debt	0%	0%*	0%	0%	0%
Investment in SLF	0%	7%	8%	0%	0%
Equity	1%	1%	1%	1%	1%

* Represents an amount less than 0.1%.

1. Includes full and partial payoffs and sales of $26.9 million to SLF.
2. Net funds growth includes the impact of new investments and exits of investments as noted in the table above, as well as other variables such as net fundings on revolvers, net change in unamortized fees, net change in unrealized appreciation (depreciation), etc.

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6 Portfolio Highlights – Portfolio Diversity as of September 30, 2017 $- $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 $2,000 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 $1,661 $1,696 Historical Investment Portfolio ($mm) 78% 10% 79% 10% 77% 11% 79% 11% 79% 11% Equity Inv. in SLF One Stop Senior Secured Investment Portfolio $1,590mm1 // 185 Investments1 – Average Size $8.6mm Sub. Debt 2 Second Lien 2% 1% 1% 1% 1% 4% 4% 4% 3% 3% 6% 6% 7% 6% 6% 1. Excludes investment in SLF. 2. The subordinated debt investments held in all periods presented represent an amount less than 1.0% $1,734 $1,802 $1,685

20% 17% 8% 6% 6% 5% 5% 5% % 4% 4% 6% 14% Healthcare, Education and Childcare Diversified/Conglomerate Service Retail Stores Beverage, Food and Tobacco Diversified/Conglomerate Manufacturing Electronics Leisure, Amusement, Motion Pictures, Entertainment Personal, Food and Miscellaneous Services Personal and Non Durable Consumer Products (Mfg. Only) Buildings and Real Estate Senior Loan Fund Other 7 Portfolio Highlights – Portfolio Diversity as of September 30, 2017 Industry Diversity of InvestmentsDiversity by Investment Size 1. The percentage of fixed rate loans and floating rate loans is calculated using total debt investments at fair value and excludes equity investments. Top 25 Investments 37%Remaining 160 Investments 57% SLF 6% Interest Rate on Loans1 Top 10 Investments 19% Fixed - 0.4% 99.6% Floating

Portfolio Rotation – Debt Investments Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Weighted average interest rate of new investments 1,2 7.6% 6.9% 6.4% 7.3% 7.3% Weighted average interest rate on investments that were sold or paid-off 2,3 6.8% 6.9% 6.5% 7.9% 7.3% Weighted average spread over LIBOR of new floating rate investments 2 6.6% 5.9% 5.4% 6.0% 6.0% Weighted average interest rate of new fixed rate investments 10.8% N/A N/A 7.5% 8.3% Weighted average fees on new investments 2.1% 1.6% 1.2% 1.6% 1.3% Portfolio Highlights – Spread Analysis 8 8.5% 8.1% 8.2% 8.7% 8.5% 7.8% 7.7% 7.7% 7.9% 7.8% 3.4% 3.4% 3.5% 3.7% 3.8% 5.1% 4.7% 4.7% 5.0% 4.7% 0.9% 1.0% 1.1% 1.3% 1.3% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Investment income yield Income yield Weighted average cost of debt Weighted average net investment spread 3-Month London Interbank Offered Rate ("LIBOR") 5 7 6 4 1. Weighted average interest rate on new investments is based on the contractual interest rate at the time of funding. For variable rate loans that have a LIBOR or Prime rate option, the contractual rate is calculated using current LIBOR at the time of funding, the spread over LIBOR and the impact of any LIBOR floor. For variable rate loans that only have a Prime rate option, the contractual rate is calculated using current Prime at the time of funding, the spread over Prime and the impact of any Prime floor. For fixed rate loans, the contract rate is the stated fixed rate. 2. Excludes activity on the subordinated note investment in SLF. 3. Excludes exits on investments on non-accrual status. 4. Investment income yield is calculated as (a) the actual amount earned on earning investments, including the subordinated note investment in SLF, including interest and fee income and amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. On December 30, 2016, the subordinated notes previously issued by SLF were redeemed in full and terminated. 5. Income yield is calculated as (a) the actual amount earned on earning investments, including the subordinated note investment in SLF, including interest and fee income but excluding amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. On December 30, 2016, the subordinated notes previously issued by SLF were redeemed in full and terminated. 6. The weighted average cost of debt is calculated as (a) the actual amount incurred on debt obligations divided by (b) the daily average of total debt obligations. 7. The weighted average net investment spread is calculated as (a) the investment income yield less (b) the weighted average cost of debt.

1. Please see Internal Performance Ratings definitions on the following page. Portfolio Highlights – Credit Quality 9 Credit Quality – Investment Portfolio − Fundamental credit quality at September 30, 2017 remained strong with non-accrual investments as a percentage of total investments at cost and fair value of 0.6% and 0.2%, respectively. − During the quarter ended September 30, 2017, there were no additional portfolio company investments classified as non-accrual. − Over 85.0% of the investments in our portfolio continue to have an Internal Performance Rating1 of 4 or higher as of September 30, 2017. Non-Accrual – Debt Investments Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Non-accrual investments at amortized cost (000s) $ 5,278 $ 5,278 $ 5,278 $ 10,221 $ 10,221 Non-accrual investments / Total investments at amortized cost 0.3% 0.3% 0.3% 0.6% 0.6% Non-accrual investments at fair value (000s) $ 1,326 $ 1,101 $ 1,110 $ 3,407 $ 2,955 Non-accrual investments / Total investments at fair value 0.1% 0.1% 0.1% 0.2% 0.2%

Portfolio Highlights – Portfolio Ratings

Portfolio Risk Ratings

Internal Performance Rating	March 31, 2017 Investments at Fair Value (000s)	March 31, 2017 % of Total Portfolio	June 30, 2017 Investments at Fair Value (000s)	June 30, 2017 % of Total Portfolio	September 30, 2017 Investments at Fair Value (000s)	September 30, 2017 % of Total Portfolio
5	$ 218,405	12.6%	$ 212,063	11.8%	$ 91,525	5.5%
4	$ 1,298,557	74.9%	$ 1,377,526	76.5%	$ 1,378,316	81.8%
3	$ 212,322	12.2%	$ 209,231	11.6%	$ 212,629	12.6%
2	$ 4,781	0.3%	$ 240	0.0%*	$ 249	0.0%*
1	$ (60)[1]	0.0%*	$ 2,748	0.1%	$ 2,296	0.1%
Total	**$ 1,734,005**	**100.0%**	**$ 1,801,808**	**100.0%**	**$ 1,685,015**	**100.0%**

Internal Performance Ratings Definition

Rating	Definition
5	Borrower is performing above expectations and the trends and risk factors are generally favorable
4	Borrower is generally performing as expected and the risk factors are neutral to favorable
3	Borrower may be out of compliance with debt covenants; however, loan payments are generally not past due
2	Borrower is performing materially below expectations and the loan's risk has increased materially since origination
1	Borrower is performing substantially below expectations and the loan's risk has substantially increased since origination

* Represents an amount less than 0.1%.

1. The negative fair value is the result of an unfunded commitment being valued below par.

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Quarterly Statements of Financial Condition

(Dollar amounts in 000s, except per share data)	As of September 30, 2016 (audited)	December 31, 2016 (unaudited)	March 31, 2017 (unaudited)	June 30, 2017 (unaudited)	September 30, 2017 (audited)
Assets					
Investments, at fair value	$ 1,660,612	$ 1,696,302	$ 1,734,005	$ 1,801,808	$ 1,685,015
Cash and cash equivalents	10,947	5,709	4,614	12,827	3,988
Restricted cash and cash equivalents	78,593	66,016	39,330	33,042	58,570
Other assets	6,357	6,059	6,278	7,362	6,603
Total Assets	$ 1,756,509	$ 1,774,086	$ 1,784,227	$ 1,855,039	$ 1,754,176
Liabilities					
Debt	$ 864,700	$ 889,500	$ 863,650	$ 883,400	$ 781,100
Unamortized debt issuance costs	(5,627)	(5,257)	(4,921)	(4,284)	(4,273)
Secured borrowings, at fair value	475	462	448	406	-
Interest payable	3,229	5,937	3,637	6,274	3,800
Management and incentive fee payable	12,763	11,812	12,328	13,404	13,215
Other liabilities	2,144	2,062	2,204	7,620	2,388
Total Liabilities	877,684	904,516	877,346	906,820	796,230
Total Net Assets	878,825	869,570	906,881	948,219	957,946
Total Liabilities and Net Assets	$ 1,756,509	$ 1,774,086	$ 1,784,227	$ 1,855,039	$ 1,754,176
Net Asset Value per Share	$ 15.96	$ 15.74	$ 15.88	$ 16.01	$ 16.08
GAAP leverage	0.99x	1.03x	0.96x	0.94x	0.82x
Regulatory leverage [1]	0.67x	0.70x	0.64x	0.63x	0.54x
Asset coverage [1]	248.8%	242.6%	255.3%	258.4%	285.2%

1. On September 13, 2011, we received exemptive relief from the SEC to permit us to exclude the debt of our small business investment company ("SBIC") subsidiaries from our 200% asset coverage test. As such, asset coverage and regulatory leverage exclude the Small Business Administration ("SBA") debentures of our SBICs.

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Quarterly Operating Results 12 For the three months ended (Dollar amounts in 000s, except share and per share data) September 30, 2016 (unaudited) December 31, 2016 (unaudited) March 31, 2017 (unaudited) June 30, 2017 (unaudited) September 30, 2017 (unaudited) Investment Income Interest income $ 32,615 $ 32,697 $ 30,954 $ 33,249 $ 33,549 Dividend income 1,274 898 2,425 1,169 1,066 Fee income 614 254 178 990 335 Total Investment Income 34,503 33,849 33,557 35,408 34,950 Expenses Interest and other debt financing expenses 7,141 7,606 7,674 8,099 8,155 Base management fee 5,734 5,837 5,848 6,059 6,072 Incentive fee 3,004 2,091 2,110 2,073 1,285 Other operating expenses 1,396 1,352 1,371 1,369 1,200 Total Expenses 17,275 16,886 17,003 17,600 16,712 Excise tax - 10 7 - - Net Investment Income after excise tax 17,228 16,953 16,547 17,808 18,238 Net Gain (Loss) on Investments and Secured Borrowings Net realized gain (loss) on investments 6,514 907 686 (3,209) 11,018 Net unrealized appreciation (depreciation) on investments and secured borrowings (7,643) 1,124 3,507 5,512 (6,803) Net gain (loss) on investments and secured borrowings (1,129) 2,031 4,193 2,303 4,215 Net Increase in Net Assets Resulting from Operations $ 16,099 $ 18,984 $ 20,740 $ 20,111 $ 22,453 Per Share Earnings Per Share $ 0.30 $ 0.34 $ 0.38 $ 0.35 $ 0.38 Net Investment Income Per Share $ 0.32 $ 0.31 $ 0.30 $ 0.31 $ 0.31 Distributions Paid $ 0.32 $ 0.571 $ 0.32 $ 0.32 $ 0.32 Weighted average common shares outstanding 53,567,275 55,064,870 55,395,179 57,719,505 59,448,470 Common shares outstanding at end of period 55,059,067 55,237,037 57,103,423 59,235,174 59,577,293 1. Includes a special distribution of $0.25 per share.

Financial Performance Highlights 13 7.5% 8.6% 9.6% 8.8% 9.3% 6% 8% 10% 12% Q4'16 Q1'17 Q2'17 Q3'17 Q4'17 Net Income $14.80 $15.12 $15.21 $15.23 $15.41 $15.44 $15.55 $15.55 $15.61 $15.74 $15.80 $15.89 $15.85 $15.88 $15.96 $15.99 $16.13 $16.26 $16.33 $14.80 $15.12 $15.21 $15.23 $15.41 $15.44 $15.55 $15.55 $15.61 $15.74 $15.80 $15.89 $15.85 $15.88 $15.96 $15.74 $15.88 $16.01 $16.08 $14.00 $14.25 $14.50 $14.75 $15.00 $15.25 $15.50 $15.75 $16.00 $16.25 $16.50 Q2'13 Q3'13 Q4'13 Q1'14 Q2'14 Q3'14 Q4'14 Q1'15 Q2'15 Q3'15 Q4'15 Q1'16 Q2'16 Q3'16 Q4'16 Q1'17 Q2'17 Q3'17 Q4'17 Quarterly Distributions Annualized Return on Average Equity1 GBDC Quarterly NAV per Common Share Since FY 2013 Q2 1. The net income annualized return on average equity is calculated as (a) the net increase in assets resulting from operations for the period presented divided by (b) the daily average of total net assets and does not represent a return to any investor in the Company. 2. As a supplement to GAAP financial measures, the Company has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it highlights the changes in NAV per common share for each quarter excluding the impact of a special distribution that was paid on December 29, 2016 and shows the pro forma change to the Company’s NAV after payment of recurring distributions. $0.32 $0.32 $0.32 $0.32 $0.32 $0.25 $0.00 $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 Q4'16 Q1'17 Q2'17 Q3'17 Q4'17 Regular Distribution Special Distribution $0.57 8.8% Net Asset Value per Common Share Net Asset Value per Common Share If No Special Distribution Were Paid2 5 qtr. wtd. avg.:

Portfolio Highlights – Senior Loan Fund LLC

- The annualized quarterly return for the quarter ended September 30, 2017 improved to 10.2% from 3.4% for the quarter ended June 30, 2017, as there was a small net gain on mark-to-market valuations during the quarter ended September 30, 2017, as compared to a net loss for the quarter ended June 30, 2017.
- Total investments at fair value for the quarter ended September 30, 2017 were $300.9 million, a decrease of 6.6%, or $21.3 million, from June 30, 2017. SLF purchased $26.9 million of investments and unfunded commitments from GBDC at fair value which was offset by $55.8 million of payoffs and sales.
- Subject to leverage and borrowing base restrictions, as of September 30, 2017, SLF had approximately $102.3 million of remaining commitments and $1.3 million of availability on its revolving credit facility.

(Dollar amounts in 000s)

Balance Sheet	As of September 30, 2016 (audited)	December 31, 2016 (unaudited)	March 31, 2017 (unaudited)	June 30, 2017 (unaudited)	September 30, 2017 (unaudited)
Total investments, at fair value	$ 323,510	$ 333,275	$ 350,652	$ 322,261	$ 300,930
Cash and other assets	9,276	11,735	7,307	8,951	5,305
Total assets	$ 332,786	$ 345,010	$ 357,959	$ 331,212	$ 306,235
Senior credit facility	$ 214,050	$ 220,600	$ 224,750	$ 204,900	$ 197,700
Unamortized debt issuance costs	(949)	(563)	(184)	(110)	(712)
Other liabilities	567	654	673	1,989	658
Total liabilities	213,668	220,691	225,239	206,779	197,646
Subordinated debt and members' equity	119,118	124,319	132,720	124,433	108,589
Total liabilities and members' equity	$ 332,786	$ 345,010	$ 357,959	$ 331,212	$ 306,235
Senior leverage	1.80x	1.77x	1.69x	1.65x	1.82x

(Dollar amounts in 000s)

GBDC Return on Investments in SLF	For the three months ended September 30, 2016 (unaudited)	December 31, 2016 (unaudited)	March 31, 2017 (unaudited)	June 30, 2017 (unaudited)	September 30, 2017 (unaudited)
Total income (loss)	$ 852	$ 1,887	$ 2,987	$ 990	$ 2,674
Annualized total return [1]	3.0%	7.1%	10.8%	3.4%	10.2%

1. The Company's annualized return on total income is calculated by dividing total income (loss) earned on the Company's investments in SLF by the combined daily average of its investments in (1) the principal of the outstanding SLF subordinated notes, if any, and (2) the net asset value of the SLF LLC equity interests. Annualized total return excludes the impact of management fees and incentive fees that may be charged by GC Advisors based on the Company's investments in SLF and the income from such investments.

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Liquidity and Investment Capacity 15 Cash and Cash Equivalents − Unrestricted cash and cash equivalents totaled $4.0 million as of September 30, 2017. − Restricted cash and cash equivalents totaled $58.6 million as of September 30, 2017. Restricted cash is held in our securitization vehicles, SBIC subsidiaries and our revolving credit facility subsidiary and is reserved for quarterly interest payments and is also available for new investments that qualify for acquisition by these entities. Debt Facilities - Availability − Revolving Credit Facility – As of September 30, 2017, subject to leverage and borrowing base restrictions, we had approximately $161.9 million of remaining commitments and $95.0 million of availability on our $225.0 million revolving credit facility with Wells Fargo. − SBIC Debentures – As of September 30, 2017, through our SBIC licensees, we had $58.0 million of unfunded debenture commitments, of which $30.0 million was available to be drawn, subject to customary SBA regulatory requirements. − GC Advisors Revolver– As of September 30, 2017, we had $20.0 million of remaining commitments and availability on our $20.0 million unsecured line of credit with GC Advisors.

Debt Facilities

2010 Debt Securitization

Tranche	Rating (M/S)	Par Amount ($mm)	Interest Rate	Stated Maturity	Reinvestment Period
Class A-Refi Notes	Aaa/AAA	$205.0	3 Month LIBOR + 1.90%	July 20, 2023	July 20, 2018
Total Notes Issued [1]		**$205.0**			

2014 Debt Securitization

Tranche	Rating (M/S)	Par Amount ($mm)	Interest Rate	Stated Maturity	Reinvestment Period
Class A-1 Notes	Aaa/AAA	$191.0	3 Month LIBOR + 1.75%	April 25, 2026	April 28, 2018
Class A-2 Notes	Aaa/AAA	$20.0	3 Month LIBOR + 1.95%	April 25, 2026	April 28, 2018
Class B Notes	Aa2/AA	$35.0	3 Month LIBOR + 2.50%	April 25, 2026	April 28, 2018
Total Notes Issued [2]		**$246.0**			

Debt Facilities

Issuer	Amount Outstanding ($mm)	Maximum Commitment ($mm)	Interest Rate	Stated Maturity	Reinvestment Period
Wells Fargo Revolving Credit Facility	$63.1	$225.0	1 Month LIBOR + 2.25%	September 28, 2022	September 27, 2018
SBIC IV	$125.0 [3]	$125.0 [3]	3.3% [4]	10-year maturity after drawn	N/A
SBIC V	$133.0	$150.0	3.5% [4]	10-year maturity after drawn	N/A
SBIC VI	$9.0	$50.0	2.9% [4]	10-year maturity after drawn	N/A
GC Advisors Revolving Credit Facility	$0.0	$20.0	Applicable Federal Rate	June 22, 2019	N/A

1. The Class B-Refi and Subordinated Notes issued in the 2010 Debt Securitization, as amended in October 2016, totaling $10.0 million and $135.0 million, respectively, were retained by us.
2. The Class C Notes and LLC Equity Interests issued in the 2014 Debt Securitization, totaling $37.5 million and $119.1 million, respectively, were retained by us.
3. On September 1, 2017 SBIC IV redeemed $25.0 million in debentures.
4. The SBA debentures have interest rates that are fixed at various pooling dates and the interest presented represents the weighted average rate on all outstanding debentures for each licensee at September 30, 2017.

GOLUB CAPITAL

16

Common Stock and Distribution Information 17 Common Stock Data Distribution Data Date Declared Record Date Payment Date Amount Per Share Frequency Total Amount (in 000s) February 2, 2016 March 7, 2016 March 30, 2016 $0.32 Quarterly $16,442 May 3, 2016 June 6, 2016 June 29, 2016 $0.32 Quarterly $16,484 August 3, 2016 September 5, 2016 September 29, 2016 $0.32 Quarterly $17,538 November 14, 2016 December 12, 2016 December 29, 2016 $0.32 Quarterly $17,619 November 14, 2016 December 12, 2016 December 29, 2016 $0.25 Special $13,765 February 7, 2017 March 7, 2017 March 30, 2017 $0.32 Quarterly $17,676 May 4, 2017 June 6, 2017 June 29, 2017 $0.32 Quarterly $18,3571 August 2, 2017 September 6, 2017 September 29, 2017 $0.32 Quarterly $19,0261 November 17, 2017 December 12, 2017 December 28, 2017 $0.32 Quarterly $19,0651 November 17, 2017 December 12, 2017 December 28, 2017 $0.08 Special $4,7661 Fiscal Year Ended September 30, 2016 High Low End of Period First Quarter $17.47 $16.12 $16.63 Second Quarter $17.38 $15.23 $17.31 Third Quarter $18.08 $16.84 $18.07 Fourth Quarter $19.75 $18.18 $18.57 Fiscal Year Ended September 30, 2017 High Low End of Period First Quarter $18.76 $17.55 $18.39 Second Quarter $19.88 $18.38 $19.88 Third Quarter $20.44 $19.10 $19.12 Fourth Quarter $19.71 $18.24 $18.82 1. Estimated based on 59,577,293 of shares outstanding on September 30, 2017.